Exhibit 99.1

ALCO STORES COMMENCES VOLUNTARY CHAPTER 11 PROCEEDING

COPPELL, Texas, October 13, 2014 — ALCO Stores, Inc. (ALCS)(“ALCO” or the “Company”) today announced that the Company and its subsidiary, ALCO Holdings, Limited Liability Company, filed on October 12, 2014 (the “Petition Date”) voluntary petitions for relief (the “Chapter 11 Petitions”) in the U.S. Bankruptcy Court for the Northern District of Texas, Dallas Division (the “Bankruptcy Court”) seeking relief under the provisions of Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”).  The Debtors expect to continue to operate their businesses as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code during the pendency of the cases under Chapter 11 of the Bankruptcy Code (the “Chapter 11 cases”).

On the Petition Date, the Company entered into a Debtor-in-Possession Credit Agreement (the “DIP Credit Agreement”), by and among ALCO Stores, Inc., as Lead Borrower, the persons named in Schedule 1.01 and Schedule 1.02 thereto, Wells Fargo Bank, National Association, as Administrative Agent and Collateral Agent (in such capacity, the “Agent”), Swing Line Lender, Term Loan Agent, Sole Lead Arranger and Sole Bookrunner for the lender parties thereto, and the lenders party thereto (the “Lenders”), pursuant to which the Agent and the Lenders agreed to provide (a) a senior secured revolving credit facility in an aggregate principal amount not to exceed $110,000,000 and (b) a senior secured term loan in the original principal amount of $12,675,000, in order to, among other things, repay certain pre-petition obligations, fund the Debtors’ chapter 11 cases, and provide working capital for the Debtors during the pendency of the Chapter 11 cases.

In connection with the Chapter 11 Petitions, the Company filed a motion seeking the Bankruptcy Court’s approval of the DIP Credit Agreement.

FORWARD-LOOKING STATEMENTS

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  One can identify these forward-looking statements by the use of words such as “expect,” “may,” “intend,” and other words of similar meaning.  One can also identify them by the fact that they do not relate strictly to historical or current facts.  These statements are subject to risks and uncertainties that could cause the Company’s actual results to differ materially from the future results expressed or implied by the forward-looking statements.

These risks and uncertainties include but are not limited to (i) the Company’s ability to obtain Bankruptcy Court approval with respect to motions in the Chapter 11 cases, (ii) the expectation that the Chapter 11 cases will enable us to sell our assets in an orderly manner and maximize the value for our stakeholders and other statements regarding the long-term opportunity of our business, our ability to operate our business during this process and the plans and objectives of our management and assumptions regarding our future performance, (iii) the effects of the Company’s bankruptcy filing on the Company and the interests of various creditors, equity holders and other constituents, (iv) Bankruptcy Court rulings in the Chapter 11 cases and the outcome of the cases in general, (v) the length of time the Company will operate under the Chapter 11 cases, (vi) risks associated with third party motions in the Chapter 11 cases, which may interfere with the Company’s ability to develop and consummate the plan of liquidation, and (vii) the potential adverse effects of the Chapter 11 proceedings on the Company’s liquidity or results of operations.  In the event that the risks disclosed in the Company’s public filings and those discussed above cause results to differ materially from those expressed in the Company’s forward-looking statements, the Company’s business, financial condition, results of operations or liquidity, and the interests of creditors, equity holders and other constituents, could be materially adversely affected.

The Company’s stockholders are cautioned that trading in shares of the Company’s equity securities during the pendency of its Chapter 11 bankruptcy proceedings is highly speculative and poses substantial risks. Trading prices for the Company’s equity securities may bear little or no relationship to the actual recovery, if any, by holders in our Chapter 11 bankruptcy proceedings.  Accordingly, the Company urges extreme caution with respect to existing and future investments in its equity securities.

ABOUT ALCO STORES

Founded in 1901, ALCO is a broad-line retailer, primarily serving small underserved communities across 23 states, which specializes in providing a superior selection of essential products for everyday life in small-town America.  The Company has 198 ALCO stores that offer both name brand and private label products of exceptional quality at reasonable prices.  ALCO is proud to have continually provided friendly, personal service to its customers for the past 113 years.  ALCO has its corporate headquarters in suburban Dallas, Texas, and its distribution center in Abilene, Kansas.  To learn more about the Company visit www.ALCOstores.com.

For more information, contact:

Brian Assmus

Vice President — Controller

469-322-2900

email: bassmus@alcostores.com